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                           INFORMATION RESOURCES, INC.

                              AMENDED AND RESTATED
                             1992 STOCK OPTION PLAN
                      (AS AMENDED EFFECTIVE JUNE 29, 2000)


SECTION 1.        PURPOSE OF THE PLAN.

         This Amended and Restated 1992 Stock Option Plan (which amends and restates the 1992 Incentive Stock Option Plan) (the "Plan") for INFORMATION RESOURCES, INC. (the "Company") is intended to advance the interests of the Company by providing key employees who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in its employ. The above aims will be effectuated through the granting of certain stock options. It is intended that options issued under the Plan will be either non-qualified stock options or, if designated by the Committee under Section 3(b), will qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2.        ADMINISTRATION OF THE PLAN.

         The Board of Directors of the Company (the "Board") shall designate the Executive Committee of the Board to act as the Stock Option Plan Committee (the "Committee"). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion: (a) to determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 3 to receive options under the Plan) to whom options shall be granted (provided, however, that options granted to any member of the Committee shall not be deemed to be effective until approved by the Board); (b) to determine the time or times at which options shall be granted; (c) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6; (d) to determine (subject to Section 8) the time or times when each option shall become exercisable and the duration of the exercise period; and (e) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. All action of the Committee shall be taken by unanimous vote of its members. Any action may be taken by a written instrument signed by all the members of the Committee. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

SECTION 3.        ELIGIBILITY AND LIMITATIONS ON OPTIONS GRANTED UNDER THE PLAN.

         (a) Options will be granted only to persons who are key employees of the Company or a subsidiary corporation of the Company, excluding, however, executive officers and directors of the Company. The term "subsidiary corporation" shall, for the purposes of this Plan be defined in the same manner as such term is defined in Section 424(f) of the Internal Revenue Code.
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         (b) At the time of the grant of each option under this Plan, the
Committee shall determine whether such option is to be designated as an ISO. No option granted to any employee, who at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (as measured for purposes of Section 422(b)(6) of the Internal Revenue Code), may be designated as an ISO, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the fair market value of the stock subject to the option, and (ii) the exercise of such option is prohibited by its terms after the expiration of five years from the date such option is granted.

         (c) The aggregate fair market value of the stock for which any employee may be granted options designated as ISOs and exercisable for the first time in any calendar year (under this or any other incentive stock option plan established by the Company or a subsidiary corporation of the Company) shall not exceed $100,000. For purposes of this annual limitation, the fair market value of such stock shall be determined as of the date the option with respect to such stock was granted.

SECTION 4.        SHARES OF STOCK SUBJECT TO THE PLAN.

         There will be reserved for use upon the exercise of options to be granted from time to time under the Plan (subject to the provisions of Section
12) an aggregate of 2,000,000 shares of the common stock (the "Common Stock") of the Company, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of the Common Stock or issued shares of the Common Stock which shall have been reacquired by the Company. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subject to an option under the Plan.

SECTION 5.        LISTING AND REGISTRATION OF SHARES.

         Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, or obtaining an investment intent representation or other undertaking from the option holder, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval, representation, or undertaking shall have been effected or obtained free of any conditions not acceptable to the Committee.

SECTION 6.        OPTION PRICE.

         (a) Subject to Section 3(b), the purchase price under each option issued shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than 100% of the fair market value of the Company's Common Stock on the date of the grant.

         (b) If the stock is traded in the over-the-counter market, such fair market value shall be
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deemed to be the mean between the asked and the bid prices on such day as reported by National Association of Securities Dealers Automated Quotation System (NASDAQ), but if there are no sales on such date, on the last previous date on which a share was so traded; or if the foregoing is not applicable, the average of the high and low prices at which one share is traded on a stock exchange in which the Common Stock generally has the greatest trading volume, but if there are no sales on such date, on the last previous date on which a share was so traded; or if neither of the above is applicable, the value of a share as established by the Committee for such date using any reasonable method of valuation consistent with Section 422(c)(7) of the Internal Revenue Code.

SECTION 7.        ADJUSTMENTS.

         The Committee shall make appropriate adjustment in the price of the shares and the number allotted or subject to allotment, and the number of shares subject to issuance under the Plan shall be adjusted, if there are any changes in the Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers or consolidations. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 7 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to shareholders of rights to subscribe for additional Common Stock or other securities.

SECTION 8.        PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

         (a) Subject to Section 3(b), all options issued under the Plan shall be for such period as the Committee shall determine, but for not more than 10 years from the date of grant thereof.

         (b) The period of the option, once it is granted, may be reduced only as provided for in Section 10 in connection with the termination of employment or death of the option holder or in Section 8(c) in the case of less than satisfactory performance.

         (c) Subject to the foregoing, the Committee in its discretion shall determine to what extent from time to time an option granted hereunder shall be exercisable. Following the grant of any option, the Committee may, in its sole discretion, if it determines that the option holder is not performing satisfactorily the duties to which he or she was assigned on the date the option was granted or duties of at least equal responsibility (i) prescribe longer time periods and additional requirements with respect to the exercise of an option and (ii) terminate in whole or in part such portion of any option as has not yet become exercisable at the time of termination. Subject to the provisions of
Section 10, no option may be exercised unless the option holder is at the time of such exercise in the employ of the Company or of a subsidiary corporation of the Company and shall have been continuously so employed since the grant of his or her option. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan unless such absence or leave would be treated as an interruption of employment for purposes of Section 422 of the Internal Revenue Code.

         (d) Options issued under this Plan designated by the Committee as ISOs may be exercised while there are outstanding previously granted but unexercised options.

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         (e) Subject to the alternative settlement methods set forth in Section
8(h) hereof, the exercise of any option shall also be contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock, or any combination of the foregoing in an amount equal to the full option price of the shares being purchased. For purposes of this paragraph, shares of the Company's Common Stock that are delivered in payment of the option price shall be valued at their fair market value determined under the method set forth in Section 6 of this Plan applied as of the date of the exercise of the option.

         (f) No option holder or his or her legal representative, legatees, or distributees, as the case may be, ("Successors") will be, or will be deemed to be, a holder of any shares subject to an option unless and until certificates for such shares are issued under the terms of the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         (g) In no event may an option be exercised after the expiration of its term.

         (h) As an alternative to payment in full by the option holder for the number of shares of Common Stock in respect of which an option is exercised, the Committee may provide an alternative settlement method as follows:

                  (i) If so authorized by the Committee, the option holder may elect to pay the purchase price for shares in respect of which he or she exercises the option, in the following manner:

                           [a] An initial payment, on the date of the exercise
                  of the option, of 10% of the option price (but not less than the par value of each such share) of the shares then purchased; and

                           [b] The balance of the purchase price, together with
                  interest thereon, compounded semi-annually, at the "Section 483 Rate" two years after the date of the exercise of the option. The "Section 483 Rate" shall be that rate of interest that is equal to the greater of (i) the rate prescribed by the Secretary of the Treasury, as of the date of the exercise of the option, pursuant to the provisions of Section 483(b) (or any successor provision) of the Internal Revenue Code or (ii) the minimum rate sufficient to avoid having the payment or any portion of the balance of the purchase price (i.e., excluding stated interest) be treated as a payment of interest for state or federal income tax purposes. The obligation to pay such balance shall be evidence by a promissory note satisfactory in form to the Committee and signed by the option holder.

                  The option holder, however, shall have the right to prepay the whole or any portion of the option price at any time.

                  (ii) Upon payment by the option holder of the initial installment of the option price, all of the shares as to which the option is being exercised shall be deemed acquired by such option holder and shall be lawfully issued and validly outstanding and such option holder shall

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         be vested with full and complete title to such shares (subject to the provisions of subparagraph (h)(iii) below).

                  (iii) By election to pay the option price in installments, the option holder agrees to endorse in blank and deliver to the Company as security for payment in full of the option price the certificate or certificates representing the shares with respect to which an option has been exercised and representing share dividends in such shares and further agrees that all dividends (other than share dividends) on or distributions in respect of such shares will be applied to the payment of the unpaid balance and that certificates representing share dividends shall be held by the Company as additional security for payment in full of the option price. At termination of an option holder's employment, the option holder or his or her Successors shall pay the amount owing pursuant to subparagraph (i) of this paragraph as follows: if such termination results from retirement at the option holder's Retirement Date, from disability, or from death, then such payment may be made by the option holder or his or her Successors as specified in the note required by subparagraph (i) of this paragraph; if such termination results from a cause other than as specified in the preceding clause of this sentence, then the option holder shall pay such amount within 90 days after such termination. For the purpose of this plan, "Retirement Date" means: the effective date, which follows at least four years of continuous employment with the Company or a subsidiary corporation of the Company, of the option holder's retirement from the Company or a subsidiary corporation of the Company upon reaching the age of 60 years or, if applicable, his or her retirement upon such earlier date as shall be permitted under the Company's or a subsidiary corporation's retirement plan, as the case may be.

                  (iv) As soon as practicable after receipt by the Company of payment of the amount prescribed in subparagraph (i)[a] of this paragraph, a certificate or certificates representing the shares with respect to which an option has been exercised shall be registered in the name or names specified by the option holder in the written notice of exercise. Such certificates shall then be endorsed by the registered owner or owners and shall be held by the Company pursuant to the provisions of subparagraph (iii) of this paragraph.

                  (v) Upon default in the payment of any amount on the date it becomes due, whether by acceleration as provided above in subparagraph
         (iii) of this paragraph, or otherwise, the Company may elect to [a] sell all shares then held by the Company as security for the payment of the option price and remit to the option holder or his or her Successors any excess of the net proceeds of such sale over the amount so owing at the time of such default; or [b] purchase such number of shares then held by the Company as security for the payment of the option price at the then fair market value thereof, as are necessary to pay the amount then due and to deliver any remaining shares to the option holder or his or her Successors.

                  (vi) As soon as practicable after receipt by the Company of payment of the balance, and any interest, due and owing pursuant to the provisions of this paragraph, the Company shall deliver to the option holder or his or her Successors the certificate or certificates representing the shares with respect to which payment in full of the option price has been received and representing share dividends on such shares.

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                  (vii) Exercise of an option in any manner, including an
         exercise involving an election of an alternative settlement method with respect to an option, shall result in a decrease in the number of shares of Common Stock which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

         (i) The partial exercise of an option or a combination of such options shall in no event be for less than 100 shares of Common Stock, unless a purchase of fewer shares would entirely exhaust the options held by the option holder.

SECTION 9.        ASSIGNABILITY.

         Each option granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable, during his or her lifetime, only by the employee to whom the option is granted or, except as prohibited under Code Section 422 with respect to an option designated as an ISO, by his or her legal representative. Except as permitted by the preceding sentence, no option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

SECTION 10.       EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

         (a) In the event of the termination of employment of any option holder (otherwise than by reason of death, disability or retirement of the option holder at his or her Retirement Date), any option or options granted to him or her under the Plan to the extent not thereto exercised shall be deemed cancelled and terminated forthwith, except that such option holder, or his or her Successors, may exercise any options theretofore granted to him or her, which have not then expired and which are otherwise exercisable within the provisions of Section 8(c) hereof. within 30 days after such termination.

         (b) If the employment of an option holder shall be terminated by reason of the option holder's retirement at his or her Retirement Date, the option holder shall have the right to exercise such option or options held by him or her to the extent that such options have not expired and are otherwise exercisable at his or her Retirement Date, at any time within three years after such retirement or, if the option holder shall die within three years after retirement at his or her Retirement Date, his or her Successors may exercise such options within one year after the death of the option holder. The transfer of an option holder from the employ of the Company to a subsidiary corporation of the Company or vice versa, or from one subsidiary corporation of the Company to another, shall not be deemed to constitute a termination of employment for purposes of this Plan.

         (c) In the event that an option holder shall die while employed by the Company or by any

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subsidiary corporation of the Company, any option or options granted to him or her under this Plan and not theretofore exercised by him or her or expired shall become immediately exercisable in full, notwithstanding Section 8(c), and may be exercised by his or her Successors at any time within one year after the death of the option holder.

         (d) In the event of the termination of employment of an option holder by reason of the option holder's disability, all options held by him or her shall become immediately exercisable in full notwithstanding the provisions of
Section 8(c) hereof, to the extent that such options have not previously expired or been exercised, and may be exercised by such option holder at any time within one year after such termination. For the purposes of this Plan, "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code.

SECTION 11.       EXPIRATION AND TERMINATION OF THE PLAN.

         Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed 2,000,000 shares of Common Stock. The Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan. No option shall be granted pursuant to the Plan after 10 years from the effective date of the Plan.

SECTION 12.       AMENDMENT OF PLAN.

         The Board may at any time and from time to time modify and amend the Plan in any respect; provided, however, that no such amendment shall: (a) without shareholder approval, increase (except in accordance with Section 7) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee; or (b) reduce (except in accordance with Section 7) the minimum option prices which may be established under the Plan; or (c) extend the period or periods during which options may be granted or exercised; or (d) without shareholder approval, change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options. The termination or any modification or amendment of the Plan shall not, without the consent of an option holder, affect his or her rights under an option theretofore granted to him or her.

SECTION 13.       APPLICABILITY OF PLAN TO OUTSTANDING STOCK OPTIONS.

         This Plan shall not affect the terms and conditions of any non-qualified stock options or ISOs heretofore granted to any employee of the Company or a subsidiary corporation of the Company or any other individual under any other plan relating to such stock options; nor shall it

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affect any of the rights of any such employee or individual to whom such stock options were granted.

SECTION 14.       EFFECTIVE DATE OF PLAN.

         This Plan shall become effective on the later of the date of its adoption by the Board or the Executive Committee of the Board or its approval by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock. This Plan shall not become effective unless such shareholder approval shall be obtained within 12 months before or after the adoption of the Plan by the Board or the Executive Committee.

                                            INFORMATION RESOURCES, INC.


                                            By: /s/ Joseph P. Durrett
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                                                    Joseph P. Durrett, Chairman


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